Exhibit 10.1

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

OCI PARTNERS LP

OCI USA INC.

AND

OCIP HOLDING LLC

DATED APRIL 17, 2015

i

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated April 17, 2015 (this “Agreement”), is entered into by and among OCI Partners LP, a Delaware limited partnership (“OCIP”), OCI USA Inc., a Delaware corporation (“OCI USA”), and OCIP Holding LLC, a Delaware limited liability company (“Holding”). The parties to this Agreement are each sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, OCI USA, through Holding, desires to make a cash contribution to the capital of OCIP in the amount of $60,000,000 (the “Total Contribution”), consisting of (i) the Equity Commitment Letter Contribution (as defined below) plus (ii) the Incremental Contribution (as defined below);

WHEREAS, OCI USA and OCIP are parties to that certain letter agreement dated November 27, 2013 (the “Equity Commitment Letter”) pursuant to which, among other things, OCI USA agreed to make capital contributions to OCIP in an amount not to exceed $100,000,000;

WHEREAS, OCI USA, through Holding, previously contributed $60,000,000 in cash to OCIP pursuant to the terms of the Equity Commitment Letter and that certain Contribution Agreement, dated November 10, 2014, by and among OCIP, OCI USA and Holding;

WHEREAS, OCIP has requested an additional $40,000,000 draw from OCI USA pursuant to the Equity Commitment Letter as evidenced by the written notice from OCIP dated April 14, 2015 (the “ECL Notice”);

WHEREAS, OCI USA, through Holding, desires to contribute $40,000,00 in cash to the capital of OCIP pursuant to the ECL Notice and the Equity Commitment Letter (the “Equity Commitment Letter Contribution”), which will cause OCIP to fully draw upon the Equity Commitment Letter;

WHEREAS, OCI USA, through Holding, desires to fund the excess of the Total Contribution over the Equity Commitment Letter Contribution by making an additional cash contribution to the capital of OCIP in the amount of $20,000,000 (the “Incremental Contribution”);

WHEREAS, prior to the date hereof, OCI USA has contributed $60,000,000 in cash to the capital of Holding (the “Contributed Cash”);

WHEREAS, Holding desires to contribute the Contributed Cash to the capital of OCIP and, in exchange, OCIP desires to issue to Holding common units representing limited partner interests in OCIP (“Common Units”).

NOW, THEREFORE, in consideration of the mutual undertakings and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

Section 1.2 References and Rules of Construction. All references in this Agreement to Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Appendices, Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Appendix, Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles in the United States. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

ARTICLE II

CONTRIBUTION AT CLOSING AND USE OF PROCEEDS

Section 2.1 Contribution of Cash to OCIP. At the Closing, and subject to the terms and conditions of this Agreement, Holding shall contribute the Contributed Cash to the capital of OCIP (the “Capital Contribution”) in exchange for a number of Common Units equal to the Capital Contribution divided by the Issue Price (the “Issued Units”). Any fractional Common Unit resulting from such calculation will be rounded down to the nearest whole Common Unit. For the avoidance of doubt, the Parties agree that the number of Issued Units equals 3,502,218 Common Units.

Section 2.2 Use of Proceeds. Subject to the other terms and conditions of this Agreement, OCIP shall retain the Capital Contribution to fund capital expenditures and other costs and expenses incurred in connection with the Debottlenecking Project.

ARTICLE III

COVENANTS AND CLOSING CONDITIONS

Section 3.1 Covenants of the Parties. Each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions on the Closing Date, including using their reasonable commercial efforts to satisfy the conditions to Closing set forth in this Article III. Each Party will furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing obligations.

Section 3.2 Closing Conditions of OCIP. The obligation of OCIP to consummate the Transactions is subject, at the option of OCIP, to the satisfaction at or prior to the Closing of all of the following conditions:

(a) Transaction Documents. Holding shall have executed and delivered (or caused to be executed and delivered) all Transaction Documents that Holding is required to execute and deliver to OCIP under Section 4.2;

(b) No Action. No action, proceeding or litigation (excluding any action, proceeding or litigation initiated by OCIP or any other Group Member) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the Transactions or recover damages from OCIP or any other Group Member resulting therefrom;

(c) No Existing Order. No Order shall have been entered and be in effect, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates this Agreement or the consummation of the Transactions;

(d) Authorization. The execution, delivery and performance by Holding of this Agreement and all of the other Transaction Documents to which it is a party shall have been duly authorized Holding; and

(e) Contributions. OCIP shall have received the Capital Contribution from Holding pursuant to Section 2.1.

Section 3.3 Closing Conditions of Holding. The obligation of Holding to consummate the Transactions is subject, at the option of Holding, to the satisfaction at or prior to the Closing of all of the following conditions:

(a) Transaction Documents. OCIP shall have executed and delivered (or caused to be executed and delivered) all Transaction Documents that OCIP is required to execute and deliver to Holding under Section 4.3;

(b) No Action. No action, proceeding or litigation (excluding any action, proceeding or litigation initiated by Holding or any of its parent Affiliates) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the Closing or recover damages from Holding or any of its parent Affiliates resulting therefrom;

(c) No Existing Order. No Order shall have been entered and be in effect, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates this Agreement or the consummation of the Transactions;

(d) Authorization. The execution, delivery and performance by OCIP of this Agreement and all of the other Transaction Documents to which it is a party shall have been duly authorized OCIP; and

(e) Common Units. Holding shall have received the Issued Units.

ARTICLE IV

CLOSING AND TERMINATION

Section 4.1 Closing. Subject to the satisfaction of the conditions set forth in Section 3.2 and Section 3.3 (or waiver thereof by the party entitled to the benefit thereof), the Closing shall be held on the Closing Date at 10:00 a.m., local time, at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas, or at such other time or place as the Parties may otherwise agree in writing. For all intents and purposes, the Closing shall be deemed effective at 12:01 a.m. on the Closing Date.

Section 4.2 Holding’s Closing Obligations. At Closing, Holding shall deliver, or cause to be delivered, to OCIP the following:

(a) immediately available U.S. dollars in an amount equal to the Capital Contribution; and

(b) any other agreements, instruments and documents that are otherwise necessary and appropriate to consummate the Transactions that may be reasonably requested by OCIP.

Section 4.3 OCIP’s Closing Obligations. At Closing, OCIP shall deliver, or cause to be delivered, to Holding the following:

(a) the Issued Units in book-entry form;

(b) any other agreements, instruments and documents that are otherwise necessary and appropriate to consummate the Transactions that may be reasonably requested by Holding.

ARTICLE V

LIMITATIONS

Section 5.1 Disclaimer of Representations and Warranties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NO PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER TO ANY OTHER PARTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.

Section 5.2 Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTY HEREBY AGREES THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES OR OTHER LIABILITIES SUFFERED OR INCURRED BY IT AS A

RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES AND/OR LIABILITIES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS OBLIGATIONS HEREUNDER.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.2 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.3 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document and shall be construed together and shall constitute one and the same instrument.

Section 6.4 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

Section 6.5 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any Governmental Authority having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.7 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 6.8 Waiver of Compliance; Consents. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 6.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses:

If to OCIP, to:

OCI Partners LP

Mailing Address:

P.O. Box 1647

Nederland, Texas 77627

Physical Address:

5470 N. Twin City Highway

Nederland, Texas 77627

Attention: Fady Kiama, Chief Financial Officer

E-mail: Fady.Kiama@orascomci.com

If to OCI USA or Holding, to:

OCIP USA Inc.

660 Madison, 19th Floor

New York, New York 10065

Attention: Kevin Struve, Manager

E-mail: Kevin.Struve@oci.nl

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

OCI Partners LP

By:	OCI GP LLC,
its general partner

By:	/s/ Fady Kiama
Name:	Fady Kiama
Title:	Chief Financial Officer

OCIP USA Inc.

By:	/s/ Kevin Struve
Name:	Kevin Struve
Title:	President

OCIP Holding LLC

By:	/s/ Kevin Struve
Name:	Kevin Struve
Title:	Manager

Signature Page – Contribution Agreement

Appendix I

Definitions

“Affiliate” has the meaning assigned to such term in the Partnership Agreement.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Capital Contribution” has the meaning assigned to such term in Section 2.1.

“Closing” means the consummation of the transactions contemplated by Article II on the Closing Date.

“Closing Date” means April 17, 2015, unless otherwise agreed to in writing by the Parties.

“Common Units” has the meaning assigned to such term in the recitals to this Agreement.

“Contributed Cash” has the meaning assigned to such term in the recitals to this Agreement.

“Debottlenecking Project” means the debottlenecking project (including a maintenance turnaround and environmental upgrades) currently being undertaken by OCIP, as more particularly described in OCIP’s final prospectus dated October 3, 2013 (filed with the Securities and Exchange Commission on October 7, 2013) and Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

“ECL Notice” has the meaning assigned to such term in the recitals to this Agreement.

“Equity Commitment Letter” has the meaning assigned to such term in the recitals to this Agreement.

“Equity Commitment Letter Contribution” has the meaning assigned to such term in the recitals to this Agreement.

“Group Member” has the meaning assigned to such term in the Partnership Agreement.

“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

“Holding” has the meaning assigned to such term in the preamble to this Agreement.

Appendix I-1

“Incremental Contribution” has the meaning assigned to such term in the recitals to this Agreement.

“Issue Price” means $17.132, which is the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the New York Stock Exchange, calculated over the consecutive 21-trading day period ending on the close of trading on the trading day immediately prior to the Closing Date.

“Issued Units” has the meaning assigned to such term in Section 2.1.

“Law” means any statute, law, treaty, rule, code, ordinance, requirement, regulation, permit or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.

“OCI USA” has the meaning assigned to such term in the preamble to this Agreement.

“OCIP” has the meaning assigned to such term in the preamble to this Agreement.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Partnership Agreement” means First Amended and Restated Agreement of Limited Partnership of OCIP, dated October 9, 2013, as amended.

“Party” and “Parties” have the meanings assigned to such terms in the preamble to this Agreement.

“Total Contribution” has the meaning assigned to such term in the recitals to this Agreement.

“Transaction Documents” means, collectively, this Agreement and any other agreements, documents and instruments to be delivered by the Parties pursuant to Article IV.

“Transactions” means the transactions described in Article II.

Appendix I-2